Exhibit 10.65

HUNTSMAN CORPORATION

STOCK INCENTIVE PLAN

Performance Share Unit Award Agreement

Grantee:	—

Date of Grant:	—

Target Number of Performance Share Units:	—

Maximum Number of Performance Share Units:	—

This Agreement is made and entered into as of the Date of Grant set forth above by and between Huntsman Corporation, a Delaware corporation (the “Company”), and the Grantee set forth above (or “you”).  To the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Huntsman Corporation Stock Incentive Plan (the “Plan”), you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable terms of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.  Capitalized terms that are not otherwise defined in this Agreement shall have the meanings given to them in the Plan.

1.                                      The Grant.  Subject to the conditions set forth below, the Company hereby grants you effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services to the Company, an award consisting of a number of Performance Share Units as determined in accordance with Appendix A attached hereto and based upon the Target Number and the Maximum Number of Performance Share Units provided above, whereby each Performance Share Unit represents the right to receive one share of Common Stock, plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”).

2.                                      No Stockholder Rights.  The Performance Share Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Common Stock and shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Performance Share Units lapse in accordance with Section 6.

3.                                      Dividend Equivalents.  On the Vesting Date (as defined below), you are entitled to receive, either as cash or additional Performance Share Units in the sole discretion of the Committee, an amount equal to all dividends or other distributions the Company declares and pays during the applicable performance period set forth in Appendix A attached hereto on the number of Performance Share Units you earn pursuant to this Agreement as determined in accordance with Appendix A, if any.

4.                                      Restrictions; Forfeiture.  The Performance Share Units are restricted in that they may not be sold, transferred or otherwise alienated until the restrictions are removed or expire as described in Section 6 of this Agreement.  The Performance Share Units are also restricted in the sense that they may be forfeited to the Company as provided in Section 6 (the “Forfeiture Restrictions”).

5.                                      Issuance of Common Stock.  No shares of Common Stock shall be issued to you prior to the date on which the Performance Share Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Performance Share Units lapse, in accordance with Section 6.  After the Performance Share Units vest pursuant to Section 6, the Company shall, promptly and within 60 days of such vesting date, cause to be issued Common Stock registered in your name in payment of such vested Performance Share Units.  The Company shall evidence the Common Stock to be issued in payment of such vested Performance Share Units in the manner it deems appropriate.  The value of any fractional Performance Share Units shall be rounded down at the time Common Stock is issued to you in connection with the Performance Share Units.  No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to you pursuant to this Agreement.  The value of such shares of Common Stock shall not bear any interest owing to the passage of time.  Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind.

6.                                      Expiration of Restrictions and Risk of Forfeiture.

(a)                                 Vesting Requirements. Subject to the terms and conditions of this Agreement and the Plan, the Forfeiture Restrictions on the Performance Share Units will lapse and the Performance Share Units will vest, if at all, in accordance with and at the conclusion of the performance period set forth in Appendix A attached hereto (the “Vesting Date”).  Shares of Common Stock that are nonforfeitable and transferable will be issued to you in payment of your vested Performance Share Units as set forth in Section 5, provided that you are continuously employed by or providing services to the Company or any of its Subsidiaries from the Date of Grant through the Vesting Date.

(b)                                 Adjustments to Performance Share Units Following Performance Period.  Immediately following the Committee’s certification of the satisfaction of the applicable performance goals set forth in Appendix A attached hereto, and the applicable level of achievement attained in connection therewith, the number of Performance Share Units as determined in accordance with Appendix A (and the corresponding number of shares of Common Stock to be issued to you in settlement of such Performance Share Units) shall be determined based upon the achievement of the applicable performance goals, taking into account the Target Number and the Maximum Number of Performance Share Units provided above.

7.                                      Termination of Services and Change of Control.

(a)                                 Termination Generally.  Subject to subsection (b), if your service relationship with the Company or any of its Subsidiaries is terminated for any reason, then those Performance Share Units for which the restrictions have not lapsed as of the date of termination shall become null and void and those Performance Share Units shall be forfeited to the Company.  The Performance Share Units for which the restrictions have lapsed as of the date of such termination, including Performance Share Units for which the restrictions lapsed in connection with such termination, shall not be forfeited to the Company and shall be settled as set forth in Section 6.

(b)                                 Termination Due to Death or Disability; Change of Control. Notwithstanding the vesting schedules set forth in Section 6(a) above, (i) if your service relationship with the Company or any of its Subsidiaries is terminated by reason of your death or “disability” (as defined in the Company’s long-term disability plan), or (ii) upon the occurrence of a Change of Control (within the meaning of Section 409A of the Code), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to your Award and the Company will, in the case of such waiver, deem the performance period to end immediately prior to the date of your death or disability or the Change of Control event, as applicable, and the Company’s satisfaction of the applicable performance goals will be based upon actual performance as of the end of the revised performance period.

8.                                      Leave of Absence.  With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Performance Share Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

9.                                      Payment of Taxes.  The Company or any Subsidiary is authorized to withhold from the Award, from any payment due or transfer made under the Award (including from a distribution of Common Stock) or from any compensation or other amount owing to you the amount (in cash, shares of Common Stock, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes.  With respect to any required tax withholding, you may direct the Company to withhold from the shares of Common Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination will be based on the shares’ Fair Market Value at the time such determination is made.  If you desire to elect to use the stock withholding option described in the preceding sentence, you must make the election at the time and in the manner the Company prescribes, and the Company, in its discretion, may deny your request to satisfy its tax withholding obligations using such method.

10.                               Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  YOU ARE CAUTIONED THAT ISSUANCE OF COMMON STOCK UPON THE VESTING OF PERFORMANCE SHARE UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

11.                               Legends.  The Company shall place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 10 of this Agreement on all certificates representing shares issued with respect to this Award.

12.                               Right of the Company and Subsidiaries to Terminate Services.  Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time.

13.                               No Guarantee of Interests.  The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

14.                               Amendment.  This Agreement may be amended the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Award, provided that such amendment or alteration shall result in substantially equivalent value to you; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.

15.                               Clawback.  This Agreement is subject to any written clawback policies the Company, with the approval of the Board, may adopt.  Any such policy may subject your rights and benefits under this Agreement to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Grantee has set his hand as to the date and year first above written.

GRANTEE	HUNTSMAN CORPORATION

Signature	Name:
Title:

APPENDIX A

PERFORMANCE GOAL

[insert performance goal with vesting and payout criteria]